EXHIBIT 10.1

Portions of this Exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 406 under the Securities Act of 1933. Such omissions are designated as ***.

AGREEMENT

effective as of this 22nd day of January, 2007 (the "Effective Date")

by and between

Novartis Pharma AG

Lichtstrasse 35 CH 4056, Base1 Switzerland

(hereinafter "Novartis" )

and

Unigene Laboratories, Inc.

110 Little Falls Road, Fairfield, NJ 07004 USA

(hereinafter "Supplier")

WHEREAS Novartis is engaged in the manufacture, marketing and sales of pharmaceutical drug substances;

WHEREAS Supplier is a company engaged in the processing and supply of certain pharmaceutical substances, including the *** terminal fragments of *** made via a recombinant technology;

WHEREAS Novartis desires a supply of *** for the purposes of *** and Supplier confirms being able to properly supply *** to Novartis on the terms and conditions set forth in this Agreement;

NOW THEREFORE, the parties agree as follows:

1.	Definitions

"Affiliates" shall mean any corporation or business entity controlling, controlled by or under common control with a party to this Agreement. For such purposes, "control" shall mean the direct or indirect ownership of at least fifty percent (50%) of the voting interest in such corporation or other entity or the power in fact to control the management decisions of such entity.

"cGMP" shall mean current and future good manufacturing practices and standards specified by the EUIPIC and FDA guidelines.

"Drug Substance" shall mean *** with the chemical structure:

***

"Drug Substance Information" shall mean yield data, quality measurements, safety information and such other information as Novartis reasonably requests relating to the Drug Substance, as further described in Annex 3.

"Effective Date" shall have the meaning attributed thereto in the preamble of this Agreement.

"Final Summary Report" shall mean the final summary report to be provided by Supplier as detailed in Annex 2.

"QA Agreement" shall mean the QA agreement to be attached to this Agreement at Annex 4.

"Specifications" shall mean the current specifications for the Drug Substance set forth in Annex 1.

"Technical Grade" shall mean Drug Substance prepared according to the non optimized Supplier process.

2.	Supply of Drug Substance

2.1	Supplier agrees to supply Novartis with Drug Substance which complies with the Specifications in the following amounts:

***

In addition, Supplier shall supply Novartis with such additional amounts of Drug Substance as Novartis reasonably requires as notified by Novartis to Supplier in writing during the term of this Agreement, at the prices set out in Annex 2.

2.2	At all times during the term of this Agreement, Supplier undertakes to hold and maintain in good standing all required and advisable authorizations and permits to manufacture and supply the Drug Substance hereunder, from the authorities of the country in which production is performed. Supplier shall inform Novartis promptly in the event any such authorization or permit is not obtained in a timely manner or is withdrawn or is threatened to be withdrawn.

3.	Quality

3.1	Quality of Drug Substance supplied hereunder shall meet the Specifications and shall be in accordance with the QA Agreements. ***.

3.2	The Supplier warrants that it shall manufacture and supply the Drug Substance and carry on operations at its facility where the Drug Substance is manufactured in full compliance with (i) regulatory guidelines and requirements as applicable, including in the case of cGMP compliant Drug Substance, cGMP and (ii) the prevailing laws and regulations on health, safety and environmental protection.

3.3	Each time Supplier ships Drug Substance to Novartis, it shall provide Novartis with a certificate of analysis.

3.4	***.

3.5	Novartis shall treat all confidential information subject to review under this Article 3 in accordance with the confidentiality provisions of this Agreement, and shall cause its accounting firm to enter into a confidentiality agreement with Supplier obligating it to retain all such financial information in confidence pursuant to such confidentiality agreement.

3.6	The rights of inspection shall survive *** from termination or expiration of this Agreement.

4.	Quantities and Firm Orders

4.1	Novartis shall order and Supplier confirms that it shall supply the amounts of *** in Article 2.1, subject in the case of ***.

4.2	In addition, Novartis may from time to time during the term of this Agreement order additional amounts of Drug Substance and Supplier shall supply such additional amounts at the prices specified in Annex 2.

4.3	In respect of Drug Substance required by Novartis in addition to the amounts set out in Article 2.1, at least *** prior to the requested date of such additional delivery, Novartis will provide firm orders ("Firm Orders") for the additional Drug Substance. All Firm Orders shall specify Novartis' purchase order number, quantities of Drug Substance required, delivery schedule and any other elements necessary to ensure the timely shipment of the Drug Substance. Supplier will within *** of receipt of an order send to Novartis a written confirmation of such order, at which point such order will be binding upon Novartis and Supplier. Supplier acknowledges and agrees that time is of the essence for any delivery date stipulated in a Firm Order.

4.4	Drug Substance shall be delivered in batches. The Parties acknowledge and agree that *** and delivery lead time for *** shall be no more than *** from the Effective Date. All subsequent batches *** shall be delivered within *** of the Effective Date, *** agreed in good faith between the parties. ***.

5.	Prices, Payment and Delivery

5.1	The prices payable by Novartis to Supplier for the Drug Substance (including costs of packaging) shall be as set forth in Annex 2.

5.2	Prices as set forth in Article 5.1 are for Drug Substance *** and shall remain unchanged for *** from the Effective Date.

5.3	If during the term of this Agreement Supplier sells to another party Drug Substance at a lower price and/or better terms and conditions, then Supplier shall immediately advise Novartis of such lower price and/or better terms and conditions and they shall be extended by Supplier to Novartis effective on the date of such sale to another party (the "Pricing Date"), provided, however, that this provision shall not apply to Drug Substance invoiced to Novartis prior to the Pricing Date.

5.4	The terms of payment shall be *** from the date of receipt of invoice by Novartis unless otherwise agreed by the parties in writing. For the avoidance of doubt and except as specified in Annex 2, in respect of additional Drug Substance required by Novartis further to the amounts specific in Article 2.1, invoices may only be raised by Supplier upon delivery of such Drug Substance.

5.5	All Drug Substance supplied under this Agreement shall be delivered by Supplier to:

Novartis Pharmaceuticals Corporation

For the attention of ***

Drug Supply Management

Building 401, One Health Plaza,

East Hanover, NJ 07936-1080

USA

5.6	The Supplier shall provide the Drug Substance Information detailed in Annex 3 ***.

5.7	In addition, the Supplier shall prepare a Final Summary Report, as detailed in Annex 2 and shall *** in electronic and hard copy on or before ***. In the event that the Supplier has not completed the development program and therefore cannot deliver such Final Summary Report on or before ***, Supplier shall deliver to Novartis in electronic and hard copy an interim report by this date, containing all available data, with a Final Summary Report to follow promptly thereafter and on or before ***.

6.	Right of Rejection and Indemnification

6.1	If any delivery of Drug Substance fails to comply to the Specifications, Novartis shall inform Supplier thereof promptly upon discovery, but no later than *** after receipt of the Drug Substance, other than in the case of latent defects *** which shall be notified to Supplier by Novartis within *** from the date of their discovery provided that the maximum period for notification is *** from the Effective Date.

6.2	Without prejudice to any additional rights arising from the delivery of Drug Substance which fails to substantially conform with Specifications, Novartis shall have the right to reject any batch containing non-conforming Drug Substance. Supplier shall, at its cost, replace such rejected batch with Drug Substance that shall conform with the Specifications within *** of notification thereof. All costs and expenses incurred by Novartis in connection therewith (including return or disposal of defective Drug Substance) shall be borne by Supplier. Payment of the Drug Substance on receipt of the delivery shall not be deemed to imply an acceptance of the Product(s). If Supplier fails to fully replace Drug Substance within *** of such notification, Novartis may source their immediate requirements from alternative suppliers and Supplier shall reimburse Novartis for such costs up to a maximum of *** per gram of replaced Drug Substance, without prejudice to any other remedies expressly provided for herein which Novartis may have relating to such failure to replace Drug Substance.

6.3	Supplier shall defend, indemnify and hold Novartis and its Affiliates harmless against any and all claims, demands, proceedings, losses, damages, liabilities, deficiencies and costs to the extent arising out of (a) any claim of personal injury, bodily injury or property damage to the extent that such injury or damage is the result of (i) any material breach of this Agreement by the Supplier, or (ii) any negligence or willful misconduct of the Supplier. Novartis shall promptly notify the Supplier of any such claim or action, shall reasonably co-operate with the Supplier in the defense of such claim or action, and shall permit the Supplier to control the defense and settlement of such claim or action, all at the Supplier's cost and expense. Supplier warrants that it has insurance to cover claims or damages for which it shall be liable under the terms of this Agreement in such amounts as are customary for an agreement such as this Agreement and for a company of equivalent size and financial resource to the Supplier, ***. Upon request of Novartis, Supplier shall provide reasonable evidence of its insurance. Supplier shall maintain such insurance for the duration of this Agreement and five (5) years thereafter and will promptly notify Novartis of any material reductions in coverage under such insurance policy.

6.4	Novartis shall defend, indemnify and hold the Supplier harmless against any and all claims, demands, proceedings, losses, damages, liabilities, deficiencies and costs to the extent arising out of any personal injury, bodily injury or property damage caused by the use of the Drug Substance in a Novartis proprietary product by any person, except to the extent that such injury or damage was the result of any material breach of this Agreement by the Supplier, or the result of any defects in the Drug Substance caused by the negligence or wilful misconduct of the Supplier. The Supplier shall promptly notify Novartis of any such claim or action, shall reasonably co-operate with Novartis in the defence of such claim or action, and shall permit Novartis to control the defence and settlement of such claim or action, all at Novartis’ cost and expense.

6.5	In no event shall either party be liable, whether under this Article or otherwise, for any indirect, special, punitive or consequential damages, including any claims for economic loss or loss of profits, except to the extent any such damages are required to be paid to a third party as part of a third party claim.

6.6	No party excludes any liability for death or personal injury caused by its negligence or that of its employees or agents.

7.	Force Majeure

Failure of any party to perform its obligations under this Agreement (other than of the obligations to make any payments or of confidentiality) shall not subject such party to any liability or place them in breach of any term or condition of this Agreement to the other party if such failure is caused by Force Majeure. "Force Majeure" shall mean any cause beyond the reasonable control of such non-performing party, including without limitation, acts of God, fire, explosion, flood, earthquake, drought, war, hostility, revolution, riot, civil disturbance, national emergency, sabotage, embargo, strikes or other labor trouble; provided, however, that the party effected shall promptly notify the other party of the condition constituting Force Majeure as defined herein and shall exert reasonable efforts to eliminate, cure and overcome any such causes and to resume performance of its obligations with all possible speed. If a condition constituting Force Majeure as defined herein exists for more than ninety (90) consecutive days, the parties shall meet to negotiate a mutually satisfactory solution to the problem, if practicable, including termination of this Agreement upon thirty (30) days written notice from the failure of reaching a mutually satisfactory solution to the Force Majeure, or the use of a third party to fulfill the obligations hereunder of the party invoking Force Majeure, at the expense of the party invoking Force Majeure.

8.	Confidentiality

8.1	Neither party shall disclose to any third party any information which is not in the public domain ("Confidential Information") and which was obtained from the other party in connection with this Agreement. This obligation of secrecy shall not apply to information which must be disclosed to governmental agencies for Product registration purposes. In addition, the secrecy obligation shall expire for Confidential Information which:

a.	is or becomes part of the public domain without a violation of this Agreement;

b.	was already in its possession at the time of receipt from the disclosing party, as shown by documentary evidence;

c.	after the date of this Agreement is received from a third party whose direct or indirect source is not the disclosing party.

8.2	The parties may disclose Confidential Information if requested pursuant to an order of a competent court or administrative agency, provided that the party subject to such order has informed the other party thereof in writing, and has used reasonable efforts to limit the scope of the disclosure and to obtain confidential treatment by the court or administrative agency of Confidential Information disclosed pursuant to such order. Disclosure pursuant to this Paragraph 8.2 will not change the receiving party's confidentiality obligations as set forth in Paragraph 8.1.

8.3	The obligation of secrecy contained in this Article shall survive the duration of this Agreement for a period of ***.

8.4	The parties acknowledge and agree that they have entered into a secrecy agreement dated *** ("Secrecy Agreement") pursuant to which Supplier has disclosed to Novartis certain Supplier proprietary information. Novartis agrees that to the extent that the terms of such Secrecy Agreement conflict, or are otherwise inconsistent, with those contained in Article 8, the terms of the Secrecy Agreement shall take precedence.

9.	Term and termination

9.1	This Agreement shall come into force upon signature by both parties and shall remain in force for a period of one (1) year thereafter, unless the parties agree in writing to extend the Agreement.

9.2	If either party is in material breach of any of its obligations under this Agreement and fails to remedy such breach within thirty (30) days of receipt of written notice from the other party, the non-breaching party may terminate this Agreement with immediate effect with written notice of termination to the breaching party, without prejudice of any other right.

9.3	In the event that either party shall become insolvent or would make an assignment for the benefit of its creditors or proceedings in voluntary or involuntary bankruptcy, files or has filed against it a petition in bankruptcy, or has a receiver appointed a substantial part of its assets, then the other party shall have the right to terminate this Agreement by giving notice in writing.

9.4	Novartis may terminate this Agreement upon written notice in the event that any governmental agency takes any final action that prevents Novartis from importing, exporting, purchasing or selling a product containing the Drug Substance for more than sixty (60) days. Prior to such termination ***.

9.5	Novartis may at any time, upon sixty (60) days prior written notice, unilaterally terminate this Agreement if Novartis divests, out-licences or otherwise disposes of a Novartis product containing the Drug Substance.

9.6	Novartis may immediately terminate this Agreement upon written notice in the event that Supplier fails to deliver *** within *** following the Effective Date. In the event of such termination, Supplier shall promptly pay to Novartis ***. Such payment shall be without prejudice to any additional remedies expressly provided for herein which Novartis may have relating to such failure to deliver ***.

9.7	If this Agreement expires or is terminated in whole or in part for any reason, then in addition to any other remedies expressly provided for herein, Novartis shall receive shipment of all unshipped Drug Substance manufactured and/or packaged pursuant to a Firm Order, and which meet the Specifications and terms of this Agreement, at the price in effect at the time the Firm Order was placed. In addition, except where termination is by Supplier pursuant to Article 9.2 or 9.3, following termination Novartis will have the automatic right to request shipment of any unshipped Drug Substance for which Novartis has already paid. In addition, If Unigene has any additional available Drug Substance, then Novartis will have first right, but no obligation, to purchase such Drug Substance at the price in effect at the time of the termination, and, if Novartis elects to purchase, Unigene agrees to supply such Drug Substance in *** for released material and *** if the Drug Substance is prepared but not released.

9.8	Any termination or expiration of this Agreement shall not affect any outstanding obligations due hereunder prior to such termination or expiration, nor shall it prejudice any other remedies that the parties may have under this Agreement. For avoidance of doubt, in the event of a termination by Novartis pursuant to Sections 9.4 or 9.5 hereof, Novartis shall have an obligation to purchase all unshipped Drug Substance manufactured and/or packaged pursuant to a Firm Order at the price in effect for the Firm Order. For greater certainty, termination of this Agreement, irrespective of the cause, shall not affect the obligations and responsibilities of the parties under Article 6 and 8, all of which shall survive any termination of this Agreement.

9.9	Upon expiration or termination of this Agreement, each party shall promptly return to the other all information and materials supplied by the other party which constitutes Confidential Information, except that following expiration or termination of this Agreement by Novartis pursuant to Sections 9.2, 9.3 or 9.6, Novartis shall be permitted to continue using any information or documentation provided pursuant to Section 3.4.

9.10

Other than as provided in Article 6 above, Novartis shall have no liability to Supplier or to any third party for any damages, losses, indemnity, compensation, costs or expenses of any kind for lost profits or perspective sales, investments made or expenses incurred in connection with the establishment, development or maintenance of Supplier's business, markets or customers, or any other similar claims, damages, fees or payments resulting from the expiration or termination of this Agreement. In particular, the parties agree that nothing in this Agreement obliges Novartis to carry out any development or other activities relating to or incorporating the Drug Substance.

10.	Governing Law, Venue

10.1	The validity, interpretation, execution, amendment and termination of this Agreement and the settlement of disputes hereunder shall be governed by the laws of the State of New Jersey, USA.

10.2	The parties shall strive to settle any disputes amicably between themselves. Any controversy or claim arising under, out of, in connection with, or relating to this Agreement which cannot be settled amicably shall be subject to the jurisdiction of Courts of the State of New Jersey, USA.

11.	Representations, Warranties and Indemnity

11.1	Supplier represents and warrants that as of the Effective Date, so far as it is aware, the use of the Supplier's technology in relation to the manufacture of the Drug Substance as contemplated under this Agreement, will not infringe any third party intellectual property rights.

11.2.	Supplier represents and warrants that as of the Effective Date it has the right to enter into this Agreement and to supply the Drug Substance to Novartis.

11.3	Supplier shall be liable for and shall indemnify and hold Novartis and its Affiliates harmless against any and all liabilities, claims, proceedings, damages, losses, deficiencies, costs and expenses, including reasonable attorney's fees (collectively, "Claims") incurred by Novartis and/or any of its Affiliates resulting from Supplier's willful misconduct or negligence in respect of the performance or breach of or failure to perform any of its obligations under this Agreement.

11.4	Novartis shall be liable for and shall indemnify and hold Supplier harmless against any Claims incurred by Supplier resulting from Novartis' and/or its Affiliates willful misconduct or negligence in respect of the performance, breach of or failure to perform any of its obligations under this Agreement, except for any such Claim against Supplier resulting from Supplier's willful misconduct or negligence in respect of the performance or breach of or failure to perform any of its obligations under this Agreement.

11.5	The indemnification obligations of Novartis and Supplier, as the case may be, shall apply only if:

(a)	the party asserting its rights (“Indemnitee”) promptly notifies the other party (“Indemnitor”) in writing after Indemnitee receives notice of any Claim;

(b)	Indemnitee has refrained and continues to refrain from making any admission of liability or any attempt to settle any such Claim without Indemnitor’s consent;

(c)	Indemnitor is given the opportunity to manage and control the defense and/or settlement of such Claim; and

(d)	Indemnitee reasonably co-operates with Indemnitor in the defense of any such claim.

11.6	Supplier shall not be held liable to Novartis and/or any of its Affiliates for indirect, consequential, incidental or punitive damages, loss of anticipated profits, and investments. Novartis shall not be held liable to Supplier for indirect, consequential, incidental or punitive damages, loss of anticipated profits, and investments.

12.	Miscellaneous

12.1	Notices: All notices required under this Agreement shall be deemed sufficiently given, if sent to the respective party by facsimile transmission confirmed by certified or registered mail or by an internationally recognized overnight delivery service. All such notices and communications shall be deemed to have been received, in the case of notice by facsimile transmission or by delivery service, when received or if received after 5:00 p.m. (local time of the sender) or on a day other than a business day, on the next following business day, and in the case of notice mailed as aforesaid, on the fifth (5th) business day following the date on which such notice is mailed provided there is no disruption of postal services. In the event of interruption of one or more of the forms of communication listed above for any reason, the parties shall use a form of communication which is not so interrupted with the intent that the form of communication used will give the addressee timely notice of the communication.

12.2	Entire Agreement: Subject to Article 8 and the reference to the Secrecy Agreement entered into between the parties, this Agreement contains the entire understanding of the parties with respect to the subject matter hereof. No amendment or alteration of this Agreement shall be valid unless agreed upon by both parties in writing. The Annexes to this Agreement shall be considered an integral part thereof. Nothing in this Agreement commits or obliges the parties to enter into any further agreement or negotiations relating to any future business relationship, including without limitation any agreement relating to a license to manufacture the Drug Substance or any commercial supply agreement relating to the Drug Substance.

12.3	Waiver: The waiver by either party hereto of any right hereunder or the failure to perform or a breach by the other party shall not be deemed a waiver of any other right hereunder or of any breach or failure by said party whether of a similar nature or otherwise.

12.4	Independent Contractors: The parties are independent contractors under this Agreement. Nothing contained in this Agreement is to be construed so as to constitute Novartis and Supplier as partner, agent or employee of the other, including with respect to this Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other party or to bind the other party to any contract, agreement or undertaking with any third party unless expressly so authorized in writing by the other party.

12.5	Severability. In the event that any provision of this Agreement is found to be invalid or unenforceable, then the offending provision shall not render any other provision of this Agreement invalid or unenforceable, and all other provisions shall remain in full force and effect and shall be enforceable, unless the provisions which have been found to be invalid or unenforceable shall substantially affect the rights or obligations granted or undertaken by either party.

12.6	Assignment. This Agreement and the rights hereunder may not be assigned or transferred by either party without the prior written consent of the other party hereto (other than for rights to payment), provided however, that Novartis may assign this Agreement to an Affiliate without prior approval of the Supplier. Notwithstanding the foregoing, (i) either party may assign this Agreement, without the prior approval of the other, to a purchaser of all or substantially all of such party's assets, and (ii) in the event that Novartis divests, out-licenses or otherwise disposes of a Novartis product containing the Drug Substance, Novartis may assign or partially assign this Agreement to such purchaser (which will agree to be bound by the terms and conditions of this Agreement, as if it were an original party to the Agreement), without the prior approval of Supplier.

12.7	Public Announcements. No public announcement or other disclosure to third parties concerning the existence of, terms, or subject matter of this Agreement shall be made, either directly or indirectly, by any party to this Agreement, except as may be legally required or as may be required for recording purposes, without first obtaining the approval of the other party and agreement upon the nature and text of such announcement or disclosure. The party desiring to make any such public announcement or other disclosure (including, without limitation, those which are legally required or may be required for recording purposes) shall inform the other party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, which shall be *** prior to release of such proposed announcement or disclosure, and shall provide the other party with a written copy thereof, in order to allow such other party to comment upon such announcement or disclosure. Each party agrees that it shall cooperate fully with the other with respect to all disclosures regarding this Agreement to the Securities Exchange Commission and any other governmental or regulatory agencies, including, without limitation, requests for confidential treatment of proprietary information of either party included in any such disclosure.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

Unigene Laboratories, Inc.			Novartis Pharma AG

/s/ Ronald S. Levy		/s/ Armin Meissner
Name:	Ronald S. Levy	Name:	Armin Meissner
Title:	EVP	Title:
Date:	1/26/07	Date:	1/22/07

/s/ Adam McArthur
		Name:	Adam McArthur
		Title:	Legal Counsel,
Novartis Counsel
		Date:	22nd January, 2007

Annex 1: Specifications

***

Annex 2: Pricing

Pricing

***

Final Summary Report

The Final Summary Report to be sent to Novartis by Supplier shall include the following information:

***

Annex 3: Drug Substance Information

***

Annex 4: Quality Assurance Agreement

Technical QA-Agreement between Novartis and Unigene for Supply of API batches Page 1 of 13

QUALITY ASSURANCE (QA) AGREEMENT

between

NOVARTIS PHARMA AG

and

UNIGENE LABORATORIES, INC.

This Quality Assurance (QA) Agreement is between Novartis Pharma AG and Unigene Laboratories, Inc..

Address:	Unigene
83 Fulton Street
Boonton, New Jersey 07005

hereinafter called “Unigene” as contract acceptor

and

Novartis Pharma AG
Technical Research and Development
Lichtstrasse 35
Basel, CH-40056
Switzerland

hereinafter called “Novartis” as contract giver

This quality agreement (“The Quality Agreement”) relates to the supply of *** (”the API”) from Unigene to Novartis. This Quality Agreement forms an annex to the supply agreement entered into between the parties relating to the supply of API by Unigene to Novartis (“the Supply Agreement”) It is intended that this QA agreement be consistent with the supply agreement. The Supply agreement shall be executed at the same time as this Agreement.

For the avoidance of doubt regarding the requirement for confidentiality prior to the execution of a license agreement between the parties, Unigene and Novartis agree to use a level of confidentiality appropriate to the supply agreement. Novartis’s Quality department will be allowed to audit and to review batch records but it is expected that access to confidential information will be on a need-to-know basis only.

For the avoidance of doubt, Unigene will be responsible for the “Release for Shipment” of its batches, providing assurance that the batch was manufactured in accordance with GMPs and tested and released according to the agreed specifications. Novartis will perform final Release and will be responsible for final GMP assessments and clinical use of the batch.

1.	Objective of the Agreement

This Quality agreement covers the quality assurance aspects of any manufacturing and control performed by Unigene for the API intended for clinical studies conducted by Novartis.

1

This Quality Agreement shall form an integrated part of any contract or project work order entered into in the future between Novartis and Unigene with respect to the manufacturing of API clinical materials except as expressly stated otherwise in such contract or project work order.

2.	Specifications for the API

Unigene shall ensure that each lot of API manufactured by Unigene shall meet the product specifications described in Enclosure A (“the Specifications”).

3.	Raw and starting materials

If raw materials and process aids are procured by Unigene, and such material becomes part of the API or comes into contact with the API (or with its precursors) during its manufacture, Unigene ensures and certifies that their quality is in compliance with the current TSE Guideline (Note for Guidance on minimising the risk of transmitting spongiform encephalopathy agents via human and veterinary medicinal products (EMEA/410/01, Rev. 2 or applicable update). This also applies to raw materials and process aids used before the synthesis of the Active Pharmaceutical Ingredient Starting Material (API-SM).

The Novartis TSE Questionnaire templates (see Enclosure D) are provided to outline the requirements and are the basis for an assessment of TSE safety. Unigene is expected to ensure that it is completed:

•	either for each batch of each material used throughout the entire synthesis or that comes into contact with the API (e.g. cleaning material, primary packaging material)

•	or – in case that only product-specific TSE statements are available for such a material—that a valid change control statement (see Enclosure D, questionnaire on page 1) is included in such statement.

Novartis reserves the right to audit (for Quality purposes) or request copies (for Regulatory purposes) of any or all questionnaires of material used during the synthesis or primary packaging of the API. Novartis acknowledges and consents to limiting access of this information on a “need-to-know” basis only.

Furthermore, a TSE compliance statement (see template, Enclosure E) shall be provided to Novartis for each batch of the API, signed by the Quality Assurance Unit of Unigene. For authorities asking for more information (e.g., Japan), Unigene shall readily provide the documentation needed or promptly request information from its vendors.

Upon receipt of starting materials for Manufacturing, the shipping containers must be checked by Unigene for:

Completeness and accuracy of material shipment
External condition
Intact and authentic seal
Identity of material

Unigene must maintain records of each batch of starting material used in Manufacturing consisting of quantity delivered, usage of each batch, and investigation into any discrepancy.

If Novartis orders starting materials for use in Manufacturing, Unigene is responsible for testing and release of material according to agreed upon test methods and specifications, as specified by Novartis. If not specified, Unigene will be responsible for test methods and specifications.

Unigene will keep a quantity of starting materials (except water, solvents and process gases) and primary packaging material as retention samples enough to repeat the release analysis twice

In case of unstable or hazardous material, taking and keeping retention samples shall be determined by Unigene on a case-by-case basis.

4.	Storage

Unigene shall store all materials according to the Specifications.

For API, Unigene sets storage conditions with regard to primary container, container closure, temperature and light which are appropriate for long term storage ***.

5.	Manufacturing

2

General

Unigene shall comply with all current FDA, ICH and EU Good Manufacturing Practice (cGMP) regulation (“Regulations”) with respect to the API supplied by Unigene.

Due to new requirements of the European Union, laid down in the new Clinical Trial Directive, Unigene shall provide Novartis with a GMP certificate or a copy of the newest license or permission of the health authority to produce drug substances for human use for clinical trial purposes.

Subject to any confidentiality provisions under which Unigene is obligated to third parties, Unigene agrees, prior to the commencement of manufacturing to advise Novartis about ß-Lactam/Cephalosporin antibiotics, oncolytics or sensitizing products or processes in Unigene’ manufacturing facility.

Unigene commits to perform a cleaning assessment for batches to be supplied to Novartis with respect to prevention of contamination of API by previous batches as well as contamination of subsequent batches by API and to perform cleaning verifications / validations as needed.

Unigene shall have a system in place which provides that only qualified personnel perform operations related to the API.

Unigene shall be responsible for qualification and calibration of all equipment used during manufacturing, analytical testing and packaging according to GMP.

In addition for analytical equipment system suitability checks/tests should be performed with each analysis or regularly at frequent intervals.

Unigene is furthermore responsible for validating the computer systems used for the operations in manufacturing, testing and distribution according to current GMP requirements. Approved validation protocols, reports, testing protocols & raw data and system operation procedure shall be available during audits by Novartis.

Sub-contracting

Except for current subcontracting services utilized by Unigene in a manner consistent with current practices by Unigene for subcontracting services, Unigene agrees not to sub-contract to any additional third parties or having done by additional third parties any of the work entrusted to them under this Quality Agreement without Novartis’ prior written approval. If such an agreement is given, Unigene shall nonetheless remain fully responsible for the quality of the materials or services provided by sub-contractors and for all commitments as agreed upon with this Quality Agreement. This must be assured through quality agreements with the respective sub-contractors and technical delivery specifications.

Manufacturing of Clinical Supplies

Unigene will prepare a master batch record for each API to be manufactured. Unigene will generate the complete batch documentation that is necessary in accordance with cGMP.

The complete batch documentation will be archived by Unigene for *** from the date of manufacture. Unigene will be granted option, at its expense, of storing batch documentation after *** (but see Enclosure F).

The complete batch manufacturing record must include the following information:

•	Name of product

•	Batch number of product

•	Starting and finishing date of product manufacture

•	Designation of all starting materials (including batch number and quantity) used during manufacture

•	Reference to equipment used

•	Checked technical readiness for manufacture (line clearance/cleaning status)

•	Product or product code with batch number manufactured in same equipment immediately prior to API

•	Data and observations concerning all important operations, especially the critical manufacturing steps, including the data obtained from automatic control devices

•	Information and explanation about deviations from norms and exceptional events (e.g. deficiencies and respective corrective measures) initiated by a responsible manager)

•	Signatures of persons authorized to perform and monitor the processes

•	Results of in-process controls and testings and decisions taken accordingly initiated by an authorized person

•	Yield(s)

•	Double signature for critical process steps

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Analytical records:

Unigene shall use validated analytical methods for all analytical measurements related to the release of API. Unigene shall prepare the complete analytical documentation which is required for the release of the API. The complete analytical record, including raw data, will be archived by Unigene at least *** from the date of analysis. Unigene shall have option to store analytical records, at its expense, after *** (but see Enclosure F).

In addition to the analytical results the analytical documentation must include the following information:

•	Name of the API

•	Batch number of the API

•	Date of Analysis

•	Reference to the equipment used

•	Reference to the testing instruction version used

•	Detailed information and explanation of any deviations from the testing instructions

•	Investigation report for out of specification test results

•	Signature of the person(s) responsible for carrying out the testing and the person(s) who reviewed and/or approved the test results

Batch Record Review :

Copies of all batch records (bulk manufacture, bulk analytics, bulk packaging), the corresponding batch record review sheets and the list of failure investigations of deviations/OOS/OOE associated for a batch will be prepared by Unigene QA and used for manufacturing release. Until Novartis and Unigene sign a licensing agreement, Unigene may choose to redact the batch record prior to its review by Novartis for clinical release, however, the redacted information may not compromise the integrity of the batch record or product. The amount and nature of the redacted information will be agreed upon by Novartis and Unigene after the supply agreement is signed. Novartis QA will review batch records for clinical release in accordance with the intent of this QA agreement to maintain confidentiality and permit the appropriate release of the batch.

6.	Retention Samples of API batches

Unigene shall hold in reserve samples from each batch of API in an amount which enables them to conduct at least *** complete re-examinations per sample (excluding, where applicable, sterility and endotoxin testing) and shall store these samples securely under the appropriate conditions for a period of *** (but see Enclosure F), and, if required, supply a reasonable amount of sample to Novartis or, at Novartis request and reasonable expense, to any regulatory or health authority.

7.	Transport

Unigene shall ensure that the conditions for transport will be set such that the storage conditions are fulfilled. The temperature in the transport box will be monitored by a data logger.

8.	Release of API for Clinical Studies or Regulatory Purposes

Unigene shall issue a certificate of analysis of an API batch using the Specifications and a TSE statement with regard to raw material sources for shipment of the API to Novartis. Unigene will be responsible for the manufacturing release.

The manufacturing release signature by Unigene Quality Assurance/Qualified Person shall certify:

(i)	that a review of the batch documentation including in-process checks and monitoring data was performed,

(ii)	that the results are complete and conform,

(iii)	that there were no deviations/failures linked to the batch or in case there were deviations/failures linked to the batch they had no negative influence on the quality of the batch and were closed as per site GMP procedures,

(iv)	that the batch was manufactured and analyzed in accordance with EU and US cGMP.

Upon receipt of the API, Novartis will perform an identity testing. Based on the CoA of Unigene, the TSE statement and the outcome of the Batch record review, Novartis will make the release decision for human use. Additional testing performed by Novartis may be included for the purpose of release pending the results of the testing Novartis performs with the technical batches.

A list of the responsibilities for all relevant activities is provided in Enclosure B.

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9.	Waste Material and Remaining Product

Subject to any contract or project work order, disposition of all waste or unused API in the possession of a party shall be the responsibility of the possessing party.

Each party agrees to destroy all material in a secure and legal manner in accordance with all Federal, State and local environmental laws and regulations, as applicable.

10.	Failure Investigations

Unigene agrees to investigate any observed cGMP non-compliance and any deviations related to the manufacture, analysis and packaging after and including the step of the introduction of the API SM. Unigene agrees to investigate failure of API to meet Specifications within 30 days and will keep Novartis completely informed.

11.	Audits

Upon reasonable advance written notice to Unigene, Novartis, shall have the right to audit the manufacturing and warehousing operations of Unigene to assure that the operations are done in accordance with cGMP Regulations, subject to confidentiality requirements/agreements.

Novartis shall have access to all mutually agreed upon relevant documentation (e.g. equipment qualification, calibration, etc.) related to cGMP Regulations and Manufacturing of the API. Novartis shall be entitled to send a representative to Unigene at any time during the manufacturing upon advance written notice.

If any regulatory or health authority inspections are required with respect to the API, Unigene hereby agrees to cooperate with Novartis with respect to such inspection even after the completion of its work under this Agreement, upon Novartis’ written request and at Novartis’ reasonable expense.

12.	Inspection by Regulatory Authority

Unigene agrees to inform Novartis promptly of any inspections of regulatory authorities related to the API.

13.	Change Control

Unigene has and shall maintain a change control procedure.

In the instance where Unigene has manufactured at least one GMP batch of a particular API for Novartis, and has planned changes to the process (including changes in raw materials or raw material suppliers), analytical methods, specifications, packaging that have substantial potential to affect the quality of the API, Unigene will inform Novartis prior to the implementation of any planned change, and Novartis must agree to the change(s) in writing prior to their implementation in the manufacture of additional GMP batches of API. These change requests shall be supported by appropriate technical documentation (test data, drawings, explanations etc.) to support the change.

14.	Persons to whom Communications should be addressed

Persons who should be contacted by Unigene and Novartis in matters of quality assurance and contractual agreements are set forth in Enclosure C .

15.	Changes in Contract

This Quality agreement and the relevant enclosures may not be changed except by written agreement signed by the parties hereto.

16	Delegation of Responsibilities

Unigene agrees and acknowledges that Novartis may assign or delegate any or all of its rights and responsibilities under this QA Agreement to any Novartis Affiliate (“Affiliate” having the definition assigned in the Supply Agreement).

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17.	Enclosures

The listed Enclosures are part of this Quality Agreement.

Enclosure A: Specification for ***

Enclosure B: Responsibility list

Enclosure C: Persons to whom communication should be addressed

Enclosure D: Novartis TSE questionnaire (raw & primary packaging material)

Enclosure E: Novartis TSE questionnaire (API)

Enclosure F: Archiving Period

Signatures

Novartis Pharmaceutical Corporation	Unigene Laboratories, Inc.

By:	By:

Date:	Date:

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Enclosure A: Specifications for ***

Test	Requirement
***	***

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Enclosure B: Responsibility List

A. Procuring and Testing of Raw Materials	Novartis Unigene
***
B. Production and Testing of PRODUCT (S)
***
C. Procuring and Testing of Packaging Material
***
D. Labeling, label printing and reconciliation
***
E. Shipment
***
F. Documents (generation and approval)
***
G. Cleaning
***

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Enclosure C: Persons to whom communications should be addressed.

Persons who should be contacted in matters of Quality Assurance and QA agreements are:

Novartis:	Unigene:

***	***
***	Quality Systems Manager
***	Unigene Laboratories, Inc.
***	83 Fulton Street
***	Boonton, New Jersey, 07005

Persons who should be contacted in contractual agreements and related matters:

Novartis	Unigene

***	***
Global Business Development/Licensing	Vice President, Manufacturing Operations
One Health Plaza	Unigene Laboratories, Inc
East Hanover, NJ 07936-1080	83 Fulton Street
***	Boonton, New Jersey, 07005
***

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Enclosure D: NOVARTIS TSE Questionnaire Template <raw & primary packaging material>

TSE Short Questionnaire (Version 4.2004)(1)

Name of the product: (trade name)
Name and address of the manufacturer:
Name and address of the supplier: (if different from above)
Supplier product code: (or other identifier of product)
Supplier batch number:
Novartis product code:

ONLY FOR PRODUCT-SPECIFIC INFORMATION:

Any changes in sourcing, supply or manufacture of the mentioned product WHICH ALTER THE

STATUS OF THE COMPLETED QUESTIONNAIRE will be forwarded by the manufacturer/supplier to Novartis immediately.

Please note:

•	All information filled into this document have to be legalized by written confirmation of the respective manufacturer

•	All documentation, including this questionnaire, have to be signed with date

•	Electronic signatures are not acceptable due to different legal country requirements

[1]

This questionnaire is primarily based on the CPMP Note for Guidance: Minimizing the risk of transmitting animal spongiform encephalopathy via human and veterinary medicinal products, EMEA/410/01 Rev2, available on http://www.emea.eu.int/pdfs/human/bwp/TSE%20NFG%20410-rev2.pdf

TSE Short Questionnaire (Version 4.2004) Page 1 of 2

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Questions

1. Are the starting materials of the product partly or fully of animal or human origin? (e.g. tissue, tissue extract or fluid such as milk, serum, blood)
☐ Yes	☐ No

If NO, specify the origin of the starting materials
☐ Vegetable	☐ Synthetic
☐ Fermentation/cell culture origin without any animal or human derived product in the broth	☐ Inorganic
☐ Other (please specify):

2. Are other materials (also reagents like chromatographic media, buffers etc.) of animal or human origin used in the manufacturing process of the product?
☐ Yes	☐ No
If Yes, specify:

3.        Are there procedures in place to avoid cross contamination with residue of animal or human origin materials that come into contact with the equipment used for manufacture of the product (e.g. other products and/or cleaning or disinfecting agents, media fills)?

☐ Yes	☐ No

☐ Not applicable
(i.e., no animal / human origin materials come into contact with the equipment)

4. Are quality assurance systems such as GMP, ISO 9000 or HACCP (Hazard Analysis and Critical Control Point) in place for monitoring the production process, traceability and batch consistency ?
☐ Yes	☐ No

I confirm that the product complies with the requirements of the TSE Note for Guidance EMEA/410/01 rev2, October 2003.

I certify that the above information is correct and can be verified.

Place and date	Name of the authorized representative

Address (incl. tel/fax/e-mail)	Company and position in company

Signature

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TSE Short Questionnaire (Version 4.2004) Page 2 of 2

Enclosure E: Template TSE compliance statement – <API>

[CONTRACTOR name]	<name> <Head of >Quality Assurance	CONTRACTOR address <area code site name>

Tel Fax
To whom it may concern
<date>

Compliance with the EU TSE Note for Guidance

To the best of our current knowledge it is hereby confirmed that

<API>

(batch number: ………)

[please select from/add to standard text below as required}

is in compliance with the Note for Guidance on minimising the risk of transmitting spongiform encephalopathy agents via human and veterinary medicinal products (EMEA/410/01, Rev. 2):

•	The <API> does not contain material of human or animal origin.

•

<The following raw material(s) <e.g., Amino acids, Charcoal,– please specify as appropriate> used in the manufacture of <API> are of human or animal origin, but are in compliance with the above-mentioned guideline.>

CONTRACTOR name

<Head of >Quality Assurance

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Enclosure F: Archiving Periods

Minimal expectation of archiving for work performed by Unigene for Novartis

Archiving Object	Archiving Period

Raw data of GMP-relevant work, including data from trial or batch for study specific documentation	*** *) after first generation of data

Derived data in form of protocols, final reports, summaries, conclusive documents	At least *** *), information to be sent to Novartis before destruction.

Registration relevant documents, e.g. methods etc.	At least *** *), information to be sent to Novartis before destruction

Equipment documentation (including IT/facility documentation including qualification/ calibration), SOPs	*** *) after equipment is out of operation

Personnel training records	*** after the person has left the company

*)	Unigene will inform Novartis prior any destruction of the records and documentation. Novartis may then request the transfer of those records and documentation to Novartis at Novartis’ reasonable expense and will indicate shipment details.

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